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                                                                      Exhibit 21

                                 Subsidiaries
                                      of
                              Just For Feet, Inc.


Name                                          State of Incorporation
--------------------------------------        ----------------------
Sneaker Stadium, Inc.                         Delaware

SNKR Holding Corp.                            Delaware

Just For Feet of Texas, Inc.                  Alabama

Just For Feet of Nevada, Inc.                 Nevada

Just For Feet Specialty Stores, Inc.          Michigan

Athletic Attic Marketing, Inc.                Florida

Just For Feet of Puerto Rico, Inc.            Puerto Rico